EXHIBIT 12

                          THE BEAR STEARNS COMPANIES INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND TO
                COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                         (IN THOUSANDS, EXCEPT FOR RATIOS)

                                                  (Unaudited)
                                               Nine Months Ended                Fiscal Year Ended
                                   --------------------  --------------------  ---------------------------------------------
                                        August 31,            August 31,           November 30,            November 30,
                                           2006                  2005                  2005                    2004
                                   --------------------  --------------------  ---------------------  ----------------------
Earnings before taxes on
   income                          $      2,253,790      $      1,620,922      $      2,207,059       $      2,022,154
                                   --------------------  --------------------  ---------------------  ----------------------
Add:  Fixed Charges

      Interest                            5,264,074             2,847,851             4,141,653              1,609,019
      Interest factor in
       rents                                 39,576                33,098                44,723                 37,143
                                   --------------------  --------------------  ---------------------  ----------------------
   Total fixed charges                    5,303,650             2,880,949             4,186,376              1,646,162
                                   --------------------  --------------------  ---------------------  ----------------------

Earnings before fixed
   charges and taxes on
   income                          $      7,557,440      $      4,501,871      $      6,393,435       $      3,668,316
                                   ====================  ====================  =====================  ======================
Preferred stock dividend
   requirements                    $         24,345      $        28,985       $         36,711       $         42,214


Total combined fixed
   charges and preferred
   stock dividends                 $      5,327,995      $      2,909,934      $      4,223,087       $      1,688,376
                                   ====================  ====================  =====================  ======================

Ratio of earnings to
   fixed charges                                1.4                   1.6                   1.5                    2.2
                                   --------------------  --------------------  ---------------------  ----------------------

Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                                    1.4                   1.5                   1.5                    2.2
                                   --------------------  --------------------  ---------------------  ----------------------



                                   Fiscal Year Ended
                                   ----------------------------------------------------------------
                                       November 30,           November 30,         November 30,
                                           2003                   2002                 2001
                                   ---------------------  --------------------  -------------------
Earnings before taxes on
   income                          $      1,772,269       $      1,310,963      $        934,444
                                   ---------------------  --------------------  -------------------
Add:  Fixed Charges

      Interest                            1,400,953              1,762,580             3,793,998
      Interest factor in
       rents                                 36,038                 37,735                33,500
                                   ---------------------  --------------------  -------------------
   Total fixed charges                    1,436,991              1,800,315             3,827,498
                                   ---------------------  --------------------  -------------------

Earnings before fixed
   charges and taxes on
   income                          $      3,209,260       $      3,111,278      $      4,761,942
                                   =====================  ====================  ===================
Preferred stock dividend

   requirements                    $         48,084       $         53,142      $         59,074


Total combined fixed
   charges and preferred
   stock dividends                 $      1,485,075       $      1,853,457      $      3,886,572
                                   =====================  ====================  ===================

Ratio of earnings to
   fixed charges                                2.2                    1.7                   1.2
                                   ---------------------  --------------------  -------------------

Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                                    2.2                    1.7                   1.2
                                   ---------------------  --------------------  -------------------

                                       67